UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (date of earliest event reported): November 6, 2012

TOWN SPORTS INTERNATIONAL HOLDINGS, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-52013	20-0640002
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

5 Penn Plaza (4th Floor), New York, New York 10001

(Address of Principal Executive Offices, Including Zip Code)

(212) 246-6700

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4c))

Item 7.01 Regulation FD Disclosure.

On November 6, 2012, Town Sports International Holdings, Inc. (the “Company”) announced that it is commencing soliciting lenders to participate in an amendment to its senior secured credit facility to, among other things, borrow up to an additional $75 million. The Company expects the facility to be arranged by Deutsche Bank Securities Inc. The Company intends to use the proceeds from the new borrowing, together with cash on hand, to pay a special one-time cash dividend to its stockholders (including corresponding cash bonus payments to certain option holders) on a record date to be determined by the Board in an aggregate amount of approximately $92 million, or approximately $3.75 per share. If the Company is not able to obtain the amendment on satisfactory terms, it still intends to consider the declaration of a special one-time cash dividend. Based upon the Company’s current cash balances, restrictions contained in its senior secured credit facility and other relevant factors, in the absence of such amendment, the Company currently expects any such dividend, if declared, to be in aggregate amount not to exceed $30 million, or approximately $1.20 per share.

In addition, the amendment to the senior secured credit facility would provide for a waiver of any prepayment required to be paid using the Company’s excess cash flow for the period ending December 31, 2012, amend the restricted payments covenant to permit the payment of the dividend and bonus payments and permit adjustments to the Company’s calculation of consolidated EBITDA with respect to the bonus payments and with respect to fees and expenses associated with certain permitted transactions.

The Company is seeking to close on the new borrowing during November 2012 subject to, among other factors, receipt of satisfactory pricing terms and market conditions, and to pay the special one-time cash dividend to its stockholders in December 2012. The declaration, amount, timing and payment of any special dividend to its stockholders will be subject to the sole discretion of the Company’s Board of Directors and the terms of the Company’s senior secured credit facility, as it may be amended. The Company’s decision to declare a special dividend and if so, the amount of such dividend, will depend on a variety of factors, including the Company’s ability to amend its credit facility on terms acceptable to it; the Company’s results of operations, cash requirements and financial condition; the Company’s ability to pay dividends under applicable Delaware state law; and any other factors deemed relevant by the Company’s Board of Directors. There can be no assurance that the Company will be able to borrow the additional funds sought or that the Board of Directors will declare a special dividend, or if the Board of Directors does declare a dividend, the amount of such dividend.

Forward-Looking Statements:

Statements in this release that do not constitute historical facts, including, without limitation, statements relating to the Company’s intention and ability to borrow additional amounts under its senior secured credit facility and its current consideration of a special one-time cash dividend and other statements that are predictive in nature or depend upon or refer to events or conditions, or that include words such as “expects,” “anticipated,” “intends,” “plans,” “believes,” “estimates” or “could”, are “forward-looking” statements made pursuant to the safe harbor provision of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to various risks and uncertainties, many of which are outside the Company’s control, including, among others, the ability of the Company to receive lender consents to the amendment to its senior secured credit facility, the actual declaration, amount, timing and payment of any special dividend, the level of market demand for the Company’s services, economic conditions affecting the Company’s business, the geographic concentration of the Company’s clubs, competitive pressures, the ability to achieve reductions in operating costs and to continue to integrate acquisitions, environmental initiatives, any security and privacy breaches involving customer data, the application of Federal and state tax laws and regulations, the levels and terms of the Company’s indebtedness, and other specific factors discussed herein and in other releases and public filings made by the Company (including the Company’s reports on Forms 10-K and 10-Q filed with the Securities and Exchange Commission). The Company believes that all forward-looking statements are based on reasonable assumptions when made; however, the Company cautions that it is impossible to predict actual results or outcomes or the effects of risks, uncertainties or other factors on anticipated results or outcomes and that, accordingly, one should not place undue reliance on these statements. Forward-looking statements speak only as of the date they were made, and the Company undertakes no obligation to update these statements in light of subsequent events or developments. Actual events or results may differ materially from anticipated events or results or outcomes discussed in any forward-looking statement.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

99.1	Press Release, dated November 6, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TOWN SPORTS INTERNATIONAL HOLDINGS, INC. (Registrant)

Date: November 6, 2012	By:	/s/ Daniel Gallagher
Daniel Gallagher
Chief Financial Officer

EXHIBIT INDEX

99.1	Press Release, dated November 6, 2012